Exhibit 4.4.10

     EIGHTIETH SUPPLEMENTAL INDENTURE dated as of the 1st day of July, 1997, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 (hereinafter generally called the Company), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as successor to The First National Bank of Boston, as TRUSTEE under the Mortgage Indenture described below, with its principal corporate trust office at Two International Place, 4th Floor, Boston, MA 02110 (said State Street Bank and Trust Company or, as applied to action antedating the effective date of said succession, said The First National Bank of Boston, or its predecessor by merger, Old Colony Trust Company, being hereinafter generally called the Trustee).

     WITNESSETH that:

     WHEREAS , the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust (See Note 1) dated as of August 1, 1954 (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto being hereinafter generally called the Indenture), conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

     Note 1: For details as to the filing and recording of this instrument in Massachusetts, see Schedule C.

     WHEREAS there are outstanding $334,800,000 aggregate principal amount of Bonds which have been issued at various times and in various amounts and with various dates of maturity and rates of interest and have been denominated Series G, Series V, Series W, Series X, Series Y and 1997 Series A; and

     WHEREAS the Company has authorized the issue pursuant to Section 3.08 of the Original Indenture of an additional series of its fully registered First Mortgage Bonds without coupons, to be issued under the Indenture, to be designated "First Mortgage 7-3/8% Bonds, 1997 Series B, due July 1, 2001" (hereinafter called the 1997 Series B Bonds) and to be limited (except as provided in Section 2.13 of the original Indenture) in aggregate principal amount to $60,000,000 being the entire issue of the 1997 Series B Bonds; and


     WHEREAS the Company, pursuant to resolutions duly and legally adopted by its Board of Directors at a meeting duly called and held for the purpose, has duly authorized the execution and delivery of this Eightieth Supplemental Indenture and the issue of the 1997 Series B Bonds in the aggregate principal amount of $60,000,000; and

     WHEREAS the issue of the 1997 Series B Bonds in said aggregate principal amount of $60,000,000 and the execution and delivery of this Eightieth Supplemental Indenture have been duly approved to the extent required by law by the Department of Public Utilities of said Commonwealth and by the Department of Public Utility Control of the State of Connecticut; and

     WHEREAS all requirements of law and of the certificate of incorporation, as amended, and of the by-laws of the Company, including all requisite action on the part of directors and officers, and all things necessary to make the 1997 Series B Bonds, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized; and

     NOW, THEREFORE, THIS EIGHTIETH SUPPLEMENTAL INDENTURE WITNESSETH: In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the registered owners thereof of the 1997 Series B Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the form and characteristics of the 1997 Series B Bonds, and to secure the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions contained therein and in this Eightieth Supplemental Indenture, the Company has executed and delivered this Eightieth Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment, and mortgage of the franchises and properties as set forth in the Original Indenture and in all supplemental indentures prior hereto, excepting only such as have been released in accordance with Article VII of the Indenture and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto State Street Bank and Trust Company, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the Company of the character described and defined in the Original Indenture as Mortgaged Property (including all and singular such franchises and properties which may hereafter be acquired by the Company) acquired after the execution of the Original Indenture including all real property conveyed to the Company prior to the date hereof, including, but not limited to, the property set forth in Schedule B appended hereto, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in Section 4.10 of the Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such Permitted Encumbrances, mortgages or other liens or encumbrances.

     There is furthermore expressly excepted and excluded from the lien and operation of this Eightieth Supplemental Indenture, and from the definition of Mortgaged Property, all the property of the Company described in clauses A to J, both inclusive, of the granting clauses of the Original Indenture, whether owned at the time of the execution of this Eightieth Supplemental Indenture or thereafter acquired by it.

     TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said State Street Bank and Trust Company, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.

     BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest on the Bonds Outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this Eightieth Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

ARTICLE I.

DESCRIPTION AND ISSUE OF 1997 SERIES B BONDS.

     Section 1.01. 1997 Series B Bonds and the certificate of authentication of the Trustee upon said Bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto, with such changes therein as shall be approved by the Company and the Trustee. 1997 Series B Bonds shall be designated as the First Mortgage 7-3/8 % Bonds, 1997 Series B, due July 1, 2001, of the Company, shall be issuable in the aggregate principal amount of sixty million dollars ($60,000,000) and no more except as provided in Section 2.13 of the Original Indenture, shall be dated as provided in Section 1.02 of this Eightieth Supplemental Indenture, shall mature July 1, 2001, shall bear interest at the rate specified in their title, as provided in said Section 1.02 until the Company's obligation in respect of the principal thereof shall be discharged, payable semiannually on the first days of January and July in each year as provided in said Section
1.02 (the principal, premium, if any, and interest thereon being payable at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or at the principal corporate trust office of its successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts), shall be issued in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, shall be transferable as provided in Section 2.08 of said Original Indenture at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, and shall be redeemable at the times and in the manner provided in Article V of the Original Indenture and as hereinafter provided in Article III of this Eightieth Supplemental Indenture. Notwithstanding the provisions of Section 2.11 of the Original Indenture, no charge, except for taxes or governmental charges, shall be made by the Company upon any registration of transfer or exchange of 1997 Series B Bonds.

     1997 Series B Bonds in fully registered form may be exchanged at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, for a like aggregate principal amount of 1997 Series B Bonds in fully registered form of other authorized denominations and, upon surrender for exchange of one or more of such 1997 Series B Bonds, the Company shall execute and the Trustee shall certify and there shall be delivered in exchange therefor a like aggregate principal amount of such 1997 Series B Bonds of other authorized denominations. Bonds so surrendered for exchange shall be considered as having been surrendered for cancellation and shall be forthwith canceled by the Trustee.

     Pursuant to the provisions of Section 2.07 of the Original Indenture, the Company appoints State Street Bank and Trust Company, N.A. and its successors as the agency of the Company in the Borough of Manhattan, The City of New York, New York, for the registration of transfer and exchange of 1997 Series B Bonds.

     Section 1.02. Notwithstanding the provisions of Section 2.12 of the Original Indenture, the person in whose name any 1997 Series B Bond is registered at the close of business on any record date (as herein below defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date for the payment of such defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of 1997 Series B Bonds not less than ten (10) days preceding such record date, which record date shall be not more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the December 15 or June 15, as the case may be, next preceding such interest payment date, or, if such December 15 or June 15 shall be a day on which banking institutions in the City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a day on which such institutions are so authorized to close.

     Notwithstanding the provisions of Sections 2.01 and 2.12 of the Original Indenture, each 1997 Series B Bond shall be dated the date of the certification thereof by the Trustee, and shall bear interest on the principal amount thereof payable semiannually on the first days of January and July in each year, until the Company's obligation with respect to the principal shall be discharged, at the rate per annum specified in the title from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of said series, or if the date thereof is prior to December 16, 1997, then from the date of original issuance, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date.

     Section 1.03. Each initial and successive holder of any 1997 Series B Bond, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes and directs the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies Section 3.04 (h) of the Original Indenture to read as follows:

     (h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

ARTICLE II

DIVIDEND COVENANT

     Section 2.01. This Eightieth Supplemental Indenture imposes no additional restrictions on the Company's right to declare or pay any dividends or make any other distributions on or in respect of its common stock or to purchase or otherwise acquire for a consideration any shares of its common stock beyond those created by prior supplemental indentures and those in the Company's preferred stock provisions, by-laws and those otherwise required by law.

ARTICLE III.

REDEMPTION OF 19997 SERIES B BONDS.

     Section 3.01. The 1997 Series B Bonds will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus in each case accrued interest to the date of redemption (the Redemption
Date).

     "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the 1997 Series B Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 1997 Series B Bonds. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

     "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and another Primary Treasury Dealer (as defined herein) at the option of the Company, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     Section 3.02. Notice of redemption of the 1997 Series B Bonds either as a whole or in part shall be mailed by the Trustee by first class mail, postage prepaid, to the registered owner or owners of each 1997 Series B Bond called for redemption either in whole or in part not less than thirty (30) or more than sixty (60) days prior to the date set for redemption at their last addresses as they shall appear upon the books for registration kept by the Registrar. Such notice may state that it is subject to the receipt of redemption moneys by the Trustee on or before the date fixed for redemption and the notice shall be of no effect unless such moneys are so received on or before such date. Any notice given in the foregoing manner shall be conclusively deemed to have been duly given whether or not received by the owner or owners. Failure to give such notice by mail to the owner or owners of any 1997 Series B Bond designated for redemption in whole or in part, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other 1997 Series B Bond. Except as aforesaid and except that (a) Published Notice need not be given, (b) in the event a 1997 Series B Bond shall be called for redemption in its entirety the notice herein provided need not contain the number of the Bond so called, and (c) any such notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption, the applicable provisions of
Article V of the Original Indenture shall control and be followed in all matters connected with the redemption and payment of 1997 Series B Bonds.

ARTICLE IV.

THE TRUSTEE.

     Section 4.01. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

ARTICLE V.

DEFEASANCE.

     Section 5.01. This Eightieth Supplemental Indenture shall become void when the Indenture shall become void.

ARTICLE VI.

MISCELLANEOUS PROVISIONS.

     Section 6.01. The recitals in this Eightieth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Eightieth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Eightieth Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Eightieth Supplemental Indenture any right it would otherwise have as provided in the Original Indenture. This Eightieth Supplemental Indenture shall hereafter form a part of the Indenture.

     Section 6.02. This Eightieth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be hereto affixed and attested by its Clerk or an Assistant Clerk, and said State Street Bank and Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

                         WESTERN MASSACHUSETTS ELECTRIC COMPANY

                              By s/s
                                   John B. Keane
                                   Vice President

                              and by s/s
                                   David R. McHale
                                   Assistant Treasurer

Attest:                            (CORPORATE SEAL)

s/s O. Kay Comendul
Assistant Clerk

Signed, sealed and delivered by
Western Massachusetts Electric
Company in our presence:

s/s Alyssa Lagace

s/s Tracy A. DeCredico

STATE OF CONNECTICUT                              BERLIN
COUNTY OF HARTFORD

     On this 29th day of July in the year 1997 before me personally came John
B. Keane and David R. McHale, to me personally known, who being by me duly sworn did depose and say that they are respectively a Vice President and an Assistant Treasurer of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their names thereto by like authority; and they acknowledged said instrument to be their free act and deed in their said respective capacities and the free act and deed of Western Massachusetts Electric Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Berlin in said State, the day and year first above written.


                                             s/s Judith D. Boucher
                                             Judith D. Boucher
                                             Notary Public for the
My commission expires September 30, 1999     State of Connecticut

(NOTARIAL SEAL)


                         STATE STREET BANK AND TRUST COMPANY,
                              Trustee
                              By s/s Henry W. Seemore
                                   Name:  Henry W. Seemore
                                   Title:  Assistant Vice President

                                        (CORPORATE SEAL)
Signed, sealed and delivered by
State Street Bank and Trust Company
in our presence:

s/s James E. Schultz

s/s


COMMONWEALTH OF MASSACHUSETTS
                                                       BOSTON
COUNTY OF SUFFOLK

     On this 29th day of July in the year 1997 before me personally came Henry W. Seemore, to me personally known, who being by me duly sworn did depose and say that he is an Assistant Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of State Street Bank and Trust Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Boston in said Commonwealth, the day and year first above written.

                                   s/s Laura L. Morse
                                   Notary Public for the
                                   Commonwealth of
                                   Massachusetts

My commission expires: July 12, 2002
(NOTARIAL SEAL)

1    For details as to the filing and recording of this instrument in
Massachusetts, see Schedule C.


Schedule A

[FORM OF BOND]

No.  $_________

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage 7-3/8 % Bond, 1997 Series B, due July 1, 2001

     FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the
Company), hereby promises to pay to           , or registered assigns, the
principal sum of            dollars, on the first day of July, 2001 and to
pay interest on said sum semiannually on the first days of January and July in each year until the Company's obligation with respect to said principal sum shall be discharged at the rate per annum specified in the title of this Bond from the interest payment date next preceding the date hereof to which interest has been paid on the Bonds of this series, or if the date hereof is prior to December 16, 1997 then from the date of original issuance, or if the date hereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date.

Both principal and interest shall be payable at the principal corporate trust office in the City of Boston in the County of Suffolk in said Commonwealth of State Street Bank and Trust Company (hereinafter with its successors, generally called the Trustee), or at the principal corporate trust office of its successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     Each installment of interest hereon (other than overdue interest) shall be payable to the person (as defined in the Original Indenture mentioned on the reverse hereof) who shall be the registered owner of this Bond at the close of business on the record date, which shall be the December 15 or June 15, as the case may be, next preceding such interest payment date, or, if such December 15 or June 15 shall be a day on which banking institutions in the City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a day on which such institutions are so authorized to close.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, including without limitation provisions in regard to the registration of transfer and exchangeability of this Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Bond shall take effect as a sealed instrument.

     This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated:                   WESTERN MASSACHUSETTS ELECTRIC  COMPANY



                              By s/s


                              By s/s

     CERTIFICATE OF AUTHENTICATION

     This Bond is one of the First Mortgage 7-3/8 % Bonds, 1997 Series B, due July 1, 2001, described and provided for in the within mentioned Indenture.


                         STATE STREET BANK AND TRUST COMPANY




                         By s/s
                              Authorized Signatory


[FORM OF BOND]

[REVERSE]


     This Bond is one of a series of Bonds in fully registered form known as the "First Mortgage 7-3/8 % Bonds, 1997 Series B, due July 1, 2001" of the Company, limited to sixty million dollars ($60,000,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now State Street Bank and Trust Company, successor Trustee) as Trustee, dated as of August 1, 1954 (herein as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Eightieth Supplemental Indenture dated as of July 1, 1997, being herein generally called the Indenture) and said Eightieth Supplemental Indenture, an executed counterpart of each of which is on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and premium, if any, and interest on this Bond as herein provided.

     The Bonds of this series are issuable in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof.

     This Bond is transferable by the registered owner hereof upon surrender hereof at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, together with a written instrument of transfer in approved form signed by the registered owner or by his duly authorized attorney, and a new Bond or Bonds of this series for a like principal amount will be issued in exchange, all as provided in the Indenture. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This Bond is exchangeable at the option of the registered owner hereof at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

     Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Indenture, including, without limitation, payment by the Company of principal of and premium, if any, and interest on such Bonds of this series and receipt of notices and exercise of rights of holders of such Bonds of this series. There shall be a single Bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in Bonds of this series ("Book-Entry Interests") having no right to receive Bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants.
Transfer of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as Bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in Bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the Bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single Bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for Bonds of this series is discontinued for any reason, upon surrender and cancellation of the single Bond of this series registered in the name of the depository or its nominee, new registered Bonds of this series will be issued in authorized denominations to the holder of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

The 1997 Series B Bonds will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus in each case accrued interest to the date of redemption (the Redemption Date).

     "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the 1997 Series B Bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 1997 Series B Bonds. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

     "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and another Primary Treasury Dealer (as defined herein) at the option of the Company, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     Notice of redemption as aforesaid (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) shall be mailed by the Trustee not less than thirty (30) days nor more than sixty (60) days prior to the date set for redemption, by first class mail, postage prepaid, to the registered owner or owners of each Bond of this series called for redemption, at their last addresses as they shall appear upon the books for registration kept by the Registrar.

     If this Bond, or a part hereof, shall be duly called for redemption, or provision for such call shall have been made, as provided in the Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon, or on such called part, from and after the redemption date, the Company shall from the time provided in the Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond, or such called part, and the registered owner hereof shall from and after such time look for payment hereof, or of such called part, solely to the money so provided.

     The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

     Each initial and successive holder of this Bond, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture and each said holder hereby authorizes and directs the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture, and to give written consent to such amendment. The amendment modifies Section 3.04 (h) of the Original Indenture to read as follows:

     (h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

     If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.
Schedule B
NONE
Schedule C

     Detail of Filing and Recording of First Mortgage Indenture and Deed Trust dated as of August 1, 1954 in Massachusetts.

                         Date
Page                     Recorded       Doc. No.       Book

Registry of Deeds

County of Berkshire

     Middle District     8/18/54        22357     614  395
     Northern District   8/18/54        2684      512   97
     Southern District   8/18/54        None      310  379
               Assigned

County of Franklin       8/18/54        3501      1007   2
County of Hampshire      8/18/54        5070      1175 388
County of Hampden        8/15/54        20682     2331   1

Registry District of Land Court

County of Berkshire

     Middle District     10/4/54        8407-A
     Northern District   11/5/68        3115

County of Hampshire      8/18/54         822
County of Hampden        8/19/54        18800

Office of Town Clerk,
West Springfield*        3/22/67        6917      None  Assigned

*Confirmatory Indenture of
Mortgage filed           8/18/54        None       54     121
                                        Assigned

Secretary of the Commonwealth           442315